UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): July 7, 2005

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-21639	3-2858652

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 7.01.      Regulation FD Disclosure

     On July 7, 2005, NCO Group, Inc. issued a press release announcing that it has entered into a definitive agreement to acquire substantially all of the operating assets including purchase portfolio assets of Risk Management Alternatives, Inc. and it’s affiliates for $118.8 million in cash, subject to certain closing adjustments, and the assumption of certain liabilities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The Company disclaims any obligation to update the information in this Report as a result of new information, future events, or otherwise.

     Item 9.01.      Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release of NCO Group, Inc. dated July 7, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: July 8, 2005	By:	/s/ Steven L. Winokur

Steven L. Winokur
Executive Vice President and Chief Financial Officer